SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 28, 2004

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code:  651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.             Other Events and Regulation FD Disclosure.

The Board of Directors of Ecolab Inc. announced a leadership transition plan under which, effective July 1, 2004, Douglas M. Baker, Jr., currently Ecolab’s President and Chief Operating Officer, will succeed Allan L. Schuman as Chief Executive Officer.  Mr. Shuman will remain Chairman of the Board; the Board anticipates he will remain as Chairman until at least December 31, 2005.

Also, effective February 28, 2004, the Board of Directors of Ecolab Inc. expanded the size of the Board from 13 to 14 members, and appointed Douglas M. Baker, Jr. as a Director.

A copy of the News Release issued by Ecolab in connection with this Item 5 is attached as Exhibit 99.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated March 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

By:	/s/Lawrence T. Bell
Lawrence T. Bell
Senior Vice President, General Counsel and Secretary

Date: March 1, 2004

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated March 1, 2004.	Filed herewith electronically.